Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

December 19, 2014

ZaZa Energy Corporation

1301 McKinney, Suite 2800

Houston, Texas 77010

Ladies and Gentlemen:

We hereby consent to (a) the incorporation by reference into the Registration Statement on Form S-1 (the “Registration Statement”) of ZaZa Energy Corporation (the “Company”) to be filed on or about December 19, 2014 of our appraisal report dated February 17, 2014, and all references thereto, relating to the estimated oil and gas reserves of the Company as of December 31, 2013 included in, or made a part of, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014 and (b) all references to our firm, in the form and context in which such references appear, including under the heading “Experts,” in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716